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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 28, 1998 relating to the Financial Statements, which appears in the 1998 Annual Report to Stockholders of KLA-Tencor Corporation, which is incorporated by reference in KLA-Tencor Corporation's Annual Report on Form 10-K for the year ended June 30, 1998.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
August 12, 1999